Exhibit 23(a)

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Hamilton Sundstrand de Puerto Rico Savings Plan of our report dated January 17, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of United Technologies Corporation, which is incorporated by reference in United Technologies Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 17, 2002 relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Interests of Named Experts and Counsel" in the Form S-8.

We also consent to the incorporation by reference in this Registration Statement of our report dated October 15, 2002 relating to the financial statements, which appear in the the Annual Report for the Hamilton Sundstrand de Puerto Rico Savings Plan on Form 11-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP
Hartford, Connecticut
October 24, 2002